Exhibit 5.2

CONSENT

To: Mayfair Gold Corp. (the “Company”)

Re: Registration Statement on Form F-10 of the Company

Ausenco Engineering Canada ULC is an author of the report titled “Fenn-Gib Gold Project NI 43-101 Technical Report and Pre-Feasibility Study, Ontario, Canada” with a report date of January 14, 2026, with an effective date of December 19, 2025 (the “PFS”), originally prepared for the Company.

Ausenco Engineering Canada ULC understands that the Company wishes to make reference to its name and the PFS in the Registration Statement on Form F-10 and any amendments or supplements and/or exhibits thereto or the documents incorporated by reference therein (collectively, the “Form F-10”). Ausenco Engineering Canada ULC further understands that the Company wishes to use extracts and/or information from the PFS in the Form F-10. Ausenco Engineering Canada ULC has been provided with a copy of the Form F-10 and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form F-10, Ausenco Engineering Canada ULC does hereby consent to:

•	the use of, and references to, its name, including its status as an expert or “qualified person”;

•	the use of, and references to, the PFS in the Form F-10; and

•	the use, in the Form F-10, of any quotation from, or summarization of, or extracts and information from the PFS, or portions thereof, that were prepared by Ausenco Engineering Canada ULC, that Ausenco Engineering Canada ULC supervised the preparation of and/or that Ausenco Engineering Canada ULC has reviewed and approved.

In addition, Tommaso Roberto Raponi, P.Eng., who is named as a “qualified person” in respect of the PFS (the “Qualified Person”), hereby consents, in his personal capacity, to:

•	the use of, and references to, his name and professional credentials, including his status as an expert and/or “qualified person”, in the Form F-10;

•	the use of, and references to, the PFS in the Form F-10; and

•	the use, in the Form F-10, of any quotation from, or summarization of, or extracts and information from the PFS, or portions thereof, that that he prepared, supervised the preparation of, and/or has reviewed and approved.

Dated: April 15, 2026

Ausenco Engineering Canada ULC

By:	/s/ Tommaso Roberto Raponi
Tommaso Roberto Raponi, P.Eng.
Authorized Signatory

SIGNED by Tommaso Roberto Raponi, P.Eng.,

in his personal capacity as a Qualified Person

/s/ Tommaso Roberto Raponi
Tommaso Roberto Raponi, P.Eng.